UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019 (April 5, 2019)

FRONT YARD RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2019, Front Yard Residential Corporation (the “Company”), acting through its subsidiaries, amended its existing $250.0 million loan and security agreement (the “April 2018 Facility” and, as newly amended, the “Amended Nomura Facility”) with Nomura Corporate Funding Americas, LLC (“Nomura”) through the entry into Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement (the “Amendment Agreement”). Under the Amendment Agreement, the Company and Nomura:

•	revised the maturity date of the facility to April 3, 2020;

•	reduced the interest rate spread over one-month LIBOR from 3.00% to 2.30%;

•	made the aggregate borrowing amount of $250.0 million uncommitted but available to the Company subject to certain eligibility requirements;

•	amended the definition of funding value, effectively improving certain advance rates under the facility; and

•	modified the facility's fee structure, resulting in a net reduction of fees to the Company.

The obligations of the Company’s subsidiaries under the Amendment Agreement continue to be fully guaranteed by the Company pursuant to the original Guaranty (the “Guaranty”) made by the Company in favor of Nomura with respect to the original loan and security agreement between the Company and Nomura dated April 10, 2015 (the “Original Facility”).
Other than as described above, the terms of the Amended Nomura Facility remain substantially the same as the April 2018 Facility.

The disclosures herein regarding the Amendment Agreement do not purport to be complete and are qualified in their entirety to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The disclosures herein regarding the Original Facility, the Guaranty and the April 2018 Facility do not purport to be complete and are qualified in their entirety by the full text of the Original Facility and Guaranty, which were filed as Exhibits 10.1 and 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2015, and the full text of the loan and security agreement for the April 2018 Facility, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on April 11, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of April 5, 2019, among Nomura Corporate Funding Americas, LLC, and ARLP REO I, LLC, on behalf of itself and with respect to QRS Series of ARLP REO I, LLC and TRS Series of ARLP REO I, LLC; ARLP REO II, LLC, on behalf of itself and with respect to QRS Series of ARLP REO II, LLC and TRS Series of ARLP REO II, LLC; ARLP REO III, LLC, on behalf of itself and with respect to QRS Series of ARLP REO III, LLC and TRS Series of ARLP REO III, LLC; ARLP REO IV, LLC, on behalf of itself and with respect to QRS Series of ARLP REO IV, LLC and TRS Series of ARLP REO IV, LLC; ARLP REO V, LLC, on behalf of itself and with respect to QRS Series of ARLP REO V, LLC and TRS Series of ARLP REO V, LLC; ARLP REO VI, LLC, on behalf of itself and with respect to QRS Series of ARLP REO VI, LLC and TRS Series of ARLP REO VI, LLC; ARLP REO VII, LLC, on behalf of itself and with respect to QRS Series of ARLP REO VII, LLC and TRS Series of ARLP REO VII, LLC; ARLP REO 400, LLC, on behalf of itself and with respect to QRS Series of ARLP REO 400, LLC and TRS Series of ARLP REO 400, LLC; and ARLP REO 500, LLC, on behalf of itself and with respect to QRS Series of ARLP REO 500, LLC and TRS Series of ARLP REO 500, LLC and each other Delaware limited liability company that is organized in series that may be subsequently added as a party thereto.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
April 10, 2019	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer